Exhibit 10.3

Asset Pledge Agreement

Contract No.: Bei Shou Zi [2018] No. 007

Mortgagee: Beijing North Third Ring Road Branch of China Merchants Bank Co., Ltd. (hereinafter referred to as “Party A”)

Person in charge: Qi Zhiming

Mortgagor: Beijing Sohu New Media Information Technology Co., Ltd. (hereinafter referred to as “Party B”)

(If the Mortgagor is a legal person or other organization)

Legal representative/person in charge: Zhang Chaoyang

(If the Mortgagor is a natural person)

Nationality: Not Applicable

Identification: Not Applicable

ID Number: Not Applicable

Tel: Not Applicable

Whereas, Party A and Party B or the credit applicant, Beijing Sohu New Media Information Technology Co., Ltd. (full name), entered into the Credit Facility Agreement (Contract No.: Bei Shou Zi [2018] No. 007) (hereinafter referred to as the “Credit Facility Agreement”). Party A agrees that, during the term of credit extension (namely, the term for determining the creditor’s rights) as agreed in the Credit Facility Agreement, Party A will grant to Party B (or credit applicant) a credit line (hereinafter referred to as the “Credit Line”) of RMB (currency) seven hundred million yuan (in words) (including equivalent amounts in other currencies).

In order to secure timely and full repayment of all debts that Party B (or credit applicant) owes to Party A under the Credit Facility Agreement, Party B is willing to provide mortgage over the properties that it owns or has the right to dispose according to law as the collaterals. Party A, upon examination, agrees to accept the properties that Party B owns or has the right to dispose according to law as the collaterals. NOW, IN WITNESS THEREOF, Party A and Party B, according to applicable laws and regulations and through equal negotiation, reach an agreement on the following and hereby enter into this Contract.

1. Collaterals of Party B uses for Mortgage

S/N	Description	Qty. or Area	Domicile	Estimated value (RMB: yuan)	Mortgage Rate	Term	Ownership Certificate No.	Ownership Certificate
1	Beijing Sohu New Media Information Technology Co., Ltd.	2,605.08m2	9/F, Building 9, Compound 1, Zhongguancun Road East, Haidian District	151,708,000.00	466.33%	March 23,2018-March 22, 2021	X Jing Fang Quan Zheng Hai Zi No. 382489	ownership

2	Beijing Sohu New Media Information Technology Co., Ltd.	2,613.51 m2	11/F, Building 9, Compound 1, Zhongguancun Road East, Haidian District	152,184,000.00	466.87%	March 23,2018-March 22, 2021	Jing Fang Quan Zheng Shi Hai Gang Ao Tai Zi No. 4840005	ownership

3	Beijing Sohu New Media Information Technology Co., Ltd.	2,617.73 m2	12/F, Building 9, Compound 1, Zhongguancun Road East, Haidian District	152,388,000.00	466.24%	March 23,2018-March 22, 2021	Jing Fang Quan Zheng Shi Hai Gang Ao Tai Zi No.4840006	ownership

4	Beijing Sohu New Media Information Technology Co., Ltd.	2,621.9 m2	13/F, Building 9, Compound 1, Zhongguancun Road East, Haidian District	152,660,000.00	465.41%	March 23,2018-March 22, 2021	Jing Fang Quan Zheng Shi Hai Gang Ao Tai Zi No. No. 4840007	ownership
5	Beijing Sohu New Media Information Technology Co., Ltd.	1,220.92m2	Room 802, 8/F, Building 9, Compound 1, Zhongguancun Road East, Haidian District	71,060,000.00	999.86%	March 23,2018-March 22, 2021	Jing Fang Quan Zheng Shi Hai Gang Ao Tai Zi No. 4840002	ownership

(Columns and contents will be added or adjusted according to the collaterals.)

2. The mortgage hereunder is a maximum-amount mortgage.

2.1    During the term of credit extension, Party A may extend loans or other credit facilities to Party B (or credit applicant) by installments. Types of specific credit facility businesses and credit lines, transfer from one credit facility business to another, and specific credit utilization conditions shall be subject to the examination and approval of Party A. If Party A makes adjustment to its original approval opinion according to the application of Party B (or credit applicant) during the term of credit extension, subsequent approval opinions issued by Party A shall constitute a supplement and change to the original opinion, and so forth.

The maturity dates of specific businesses may be later than that of the term of credit extension and the Parties have no objection thereto.

2.2    At expiry of the term of credit extension, if there is any outstanding of the loan, advance money, or other credit facilities granted by Party A to Party B (or credit applicant) under the Credit Facility Agreement, Party B shall assume the liability of security with its collaterals to the extent of mortgage as specified in Article 3 hereof; if Party A exercises early recourse to Party B (or credit applicant) according to the Credit Facility Agreement or specific contracts before expiry of the term of credit extension, Party B shall assume the liability of security with the collaterals.

2.3    Party A extends to Party B credit facilities including commercial bill acceptance, letters of credit (including issuing of letters of credit upon request and back-to-back letters of credit, the same below), letters of guarantee, letters of shipping guarantee, factoring, and cross-border linkage trade finance. Even through Party A does not pay any advance money/make payment under guarantee before expiry of the term of credit extension, if Party A pays advance money / make payment under guarantee under the aforesaid businesses after expiry of the term of credit extension, Party B shall assume the liability of security with its collaterals to the extent of mortgage as specified in Article 3 hereof.

2.4    If Party A and Party B (or credit applicant), during performance of specific businesses under the Credit Facility Agreement, make arrangement on extension or change relevant provisions with respect to the term, interest rate, and amounts of such businesses, or Party A adjusts the interest rates according to the Credit Facility Agreement and/or specific business agreements during the term of mortgage, Party B shall recognize such arrangement or change or adjustment without its consent or notification and Party B’s assumption of the liability of security according to this Contract shall not be affected.

2.5    If the documents that Party A receives for the letter of credit business under the Credit Facility Agreement are found discrepant upon examination by Party A but the credit applicant accepts the discrepancies, Party B shall assume the liability of security with collaterals for the principal and interest of the credit facility incurred to Party A from acceptance of or payment for such letters of acceptance, and Party B shall not raise any defense with respect to acceptance of the aforesaid discrepancies without the consent of Party B or notification of Party B.

2.6    Letters of credit and letters of guarantee (or standby letters of credit) under the Credit Facility Agreement may be modified and acceptance or payment at maturity of usance letters of credit may be extended without the consent of Party B or notification of Party B. Party B shall recognize such modification and extension and its assumption of the liability of security according to this Contract shall not be affected.

2.7    Party B acknowledges that, specific business contracts (whether single agreements/application or framework agreement) executed by Party A and Party B on the specific businesses under the credit facilities shall constitute an integral part of the Credit Facility Agreement and constitute a mutual agreement on the arrangements of rights and obligations of specific businesses.

Party B acknowledges that, specific amounts, terms, and purposes of the actual credit facility businesses between Party A and Party B (or credit applicant) shall be subject to the specific business agreements, business documents produced by Party A, and business records in Party A’s system.

2.8    With respect to letter of guarantee/customs tax payment security/ payment for commercial papers under guarantee that are handled by Party A upon the application of Party B (or credit applicant), the arrangement for transfer of the rights and interests under the guarantee/commercial papers shall not affect Party B’s obligation of security hereunder, and Party B undertakes not to raise any defense on this ground.

3. Scope of mortgage

3.1    The scope of mortgage hereunder shall be the total outstanding principal balance of the loan and other credit facilities granted by Party A to Party B (or credit applicant) within the line of credit according to the Credit Facility Agreement (in the maximum amount of RMB (currency) seven hundred million yuan), plus interests, penalty interests, compound interests, liquidated damages, factoring costs, costs for realizing the mortgage, and other related costs. It includes but is not limited to:

3.1.1    Principal balance of the loan granted by Party A according to the specific contracts under the Credit Facility Agreement plus corresponding interests, penalty interest, compound interests, liquidated damages, and related costs;

3.1.2    Principal balance of advance money that Party A pays for Party B (or credit applicant) for performance of its payment obligations for commercial bills, letters of credit, letters of guarantee/ customs tax payment security/ payment for commercial paper under guarantee, and letters of shipping guarantee under the Credit Facility Agreement, plus interests, penalty interests, compound interest, liquidated damages, and related costs, and obligations of Party B (or credit applicant) to Party A arising from Party B’s (or credit applicant’s) providing guaranteed discount for its accepted commercial bills;

3.1.3    Principal balance of external payment made by the bank requested by Party A for the trade finance business under the Credit Facility Agreement, plus interests, penalty interests, compound interest, liquidated damages, and related costs;

3.1.4    Creditor’s right to accounts receivable from Party B (or credit applicant) assigned to Party A under the factoring business and corresponding liquidated damages for overdue payment (overdue fines), and/or the basic purchase money (basic underwriting money) that Party A pays to Party B (or credit applicant) with its own funds or funds from other legal sources and related factoring costs;

3.1.5    In case that Party A requests other branches of China Merchants Bank to issue back-to-back letter of credit to the beneficiary after it issues a letter of credit upon the request of Party B (or credit applicant), the advance money paid by Party A for Party B (or credit applicant) for performance of its obligation of L/C issuance under such letter of credit, and principal balance of import bill advance and obligation of shipping guarantee arising from issuing the aforesaid letter of credit, plus interests, penalty interests, compound interests, liquidated damages, and related expenses;

3.1.6    All obligations that Party B (or credit applicant) is indebted to Party A under the dealings of derivatives business and gold lease business;

3.1.7    When Party handles cross-border linkage trade finance business, including establishment of letters of credit upon request, overseas finance upon request, or direct overseas trade, for Party B (or credit applicant) under the Credit Facility Agreement, the bill advance or advance money paid to repay the financing of linkage platform according to the agreements of the specific business contracts (whether during the term of credit extension or not) plus interests, penalty interest, compound interests, liquidated damages, and related costs;

3.1.8    Outstanding balances of the specific businesses under insert description of the contracts (Contract No.: insert numbers ) entered into by and between Party A (or its subordinates) and Party B (or credit applicant); Not Applicable.

3.1.9    Costs incurred to Party A for recovery of debts from Party B (or credit applicant) and realizing the mortgage (including but not limited to litigation fees, attorney’s fees, announcement fees, service fees, and travel expenses).

3.2    With respect to the line of revolving credit, if the principal balance of the loan or other credit facilities granted by Party A to Party B (or credit applicant) is more than the amount of credit line, Party B shall not assume the liability of security for the principal balance of credit exceeding the credit line but for the principal balance of loan or other credit facilities within the credit line plus its interests, penalty interests, compound interest, liquidated damages, and other related costs.

Not withstanding the foregoing agreements, the Parties specify that, even through the principal balance of the loan or other credit facilities granted by Party A to the credit applicant at certain time point during the term of credit extension exceeds the credit line, as long as the total principal balance of all credit does not exceed the credit line when Party A requests Party B to assume the liability of security, Party B shall not raise defense on the ground of foregoing agreements but shall assume the liability of security with its collaterals for the principal balance of all credit facilities plus their interests, penalty interests, compound interest, liquidated damages, and related costs.

3.3    In case that Party A handles repayment of old loans with new loans, conversion of old loans, or obligations under letters of credit, letters of guarantee, and commercial papers for Party B (or credit applicant) during the term of credit extension (whether such old loans, letters of credit, letters of guarantee, commercial paper businesses occur during or prior to the term of credit extension), Party B acknowledges that it will assume the liability of security for the obligations incurred therefrom.

3.4    When Party B (or credit applicant) applies for issuance of import letters of credit business, if import bill advance is actually made subsequently under the same letter of credit, issuance of a letter of credit and import bill advance will be deducted from the same credit line according to different stages. In other words, at the time of import bill advance business, if the credit line restored after external payment of the letter of credit is reused for import bill advance, it shall be deemed that the same credit line for issuance of original letter of credit is used, and Party B acknowledges that it will assume the liability of security for the obligations incurred therefrom.

4. Independence of the Contract

This Contract is independent and unconditional. Its effectiveness shall not be affected by the effectiveness of the Credit Facility Agreement and the specific contracts or any agreement or documents entered into by and between Party B (or credit applicant) and any entity/individual; such effectiveness shall not be subject to any change due to fraud, reorganization, close-down, dissolution, liquidation, bankruptcy, merger (M&A), separation, restructuring, or expiry of term of business; it shall not be affected in any way by any grace or extension of time that Party A grants to Party B (or credit applicant) or Party A’s deferment in exercising the right to recovery of debts against Party B (or credit applicant) according to applicable agreements.

Under the circumstances that other mortgage or pledge is placed or other guarantors provide security for the creditor’s right of Party A, Party A has the options of separately, successively, or simultaneously claiming rights of security against each mortgagor/pledger (including Party B) and guarantor; Party A’s waiver of the sequence of mortgage, waiver, change, or recession of other mortgages or pledges, change of or discharging of the guarantor of its guarantee liabilities, or deferment of claim of rights against any other mortgagor/pledger/guarantor, shall not affect Party B’s liability of security hereunder. Party B still is obliged to assume the liability of mortgage to Party A according to the provisions hereof.

5.    Term of Mortgage

The term of mortgage refers to the period from the effective date of this Contract to the expiry of limitation of action for the creditor’s right to the credit under the Credit Facility Agreement.

6.    Safekeeping of and Responsibility for Collaterals and Their Ownership Certificates

6.1    During the term of mortgage, the collaterals shall be kept by Party B or the agent entrusted by Party B. Party B and its agent shall properly keep the collaterals, be responsible for their repair, maintenance, and good condition during the term of mortgage, and be prepared for inspection of Party A at any time.

6.2    During the term of mortgage, Party B shall not conduct any act that will reduce the value of the collaterals. In case of such act, Party A has the right to request Party B to cease such act and restore the value of the collaterals, or provide new properties recognized by Party A for mortgage. Restoration of the collaterals or creation of mortgage on new properties shall be at the cost of Party B.

6.3    Party B shall hand over the title certificate of the collaterals and other supporting documents to Party B for safekeeping on the execution date of this Contract. Party A shall properly keep the ownership certificates of the collaterals. If the ownership certificates of the collaterals are lost due to improper safekeeping, such certificates shall be replaced at the cost of Party A.

7.    Registration of Collaterals

7.1    Party B shall assist Party A and go through mortgage registration formalities with the mortgage registration authority during the period required by Party A.

7.2    Party B, in the principle of honesty and credibility, shall actively cooperate with Party A in go through related formalities according to the foregoing provisions, and Party B shall timely notify Party A of any change to the registration information, including the information of the legal person and company name. If related formalities are not timely and properly handled due to reasons on Party B’s part or lapse of the registration resulting from Party B’s failure to notify Party A of the change to registered information, Party B shall be responsible for compensating Party A for the losses incurred therefrom.

8. Insurance

8.1    Party B has the obligation to take out full property insurance for the collaterals with Party A as the first beneficiary and shall hand over the insurance policy to Party A for safekeeping. The insurance period, in principle, shall be no shorter than the term of credit extension as agreed in the Credit Facility Agreement. If the term of credit extension is prolonged or there is outstanding debts under the credit facilities upon expiry of such term, Party B must go through the formalities to extend the insurance period. If the properties insured are lost, Party A has the right to prior recovery of principals and interests of the credit facilities granted under the Credit Facility Agreement from the insurance indemnity, or Party A shall consult with Party B to deposit the insurance indemnity in a deposit account (account number shall be the number of the deposit account that Party B actually opens with Party A or the account number automatically generated or recorded by Party A’s system when the deposit is received, the same below.), so as to recover corresponding amount/pay amount payable at maturity of the loan, discounted or accepted bills, or issued letters of credit or letters of guarantee under the Credit Facility Agreement.

8.2    If Party B fails to take out insurance or extend the insurance period for the collaterals according to the aforesaid requirements, Party A has the right to directly take out insurance or extend insurance period on behalf of Party B at the cost of Party B, and Party A has the right to directly deduct such costs from any account of Party B.

8.3    If Party B (or credit applicant) does not pay up all debts under the Credit Facility Agreement at expiry of the insurance period, Party B shall extend the insurance period for the collaterals. If Party B fails to extend the insurance period for the collaterals, Party A has the right to directly extend the insurance period at the cost of Party B, and Party A has the right to directly deduct such costs from any account of Party B.

9.    Restrictions on Disposal of Collaterals during the Term of Mortgage

9.1    During the term of mortgage, Party A has no right to sell, exchange, bestow as gift, or otherwise assign the collaterals hereunder without consent. If Party B do need to assign the collaterals hereunder with compensation, it may assign the collaterals provided that:

9.1.1    Written consent of Party A must be obtained and the assignee shall be notified of creation of mortgage on the collaterals; if Party B does not obtain the written consent of Party A or fails to notify the assignee of the mortgage, such assignment shall be invalid.

9.1.2    If the price of the collaterals assigned by Party A is notably lower than their value and thus is insufficient to pay up the outstanding credit facilities or other costs, Party A has the right to request Party B to provide other properties for mortgage; if Party B fails to do so, it shall not assign the collaterals;

9.1.3    The payment that Party B receives for assignment of the collaterals must be directly deposit in designated account of Party A and use for early repayment of principals and interests of all credit facilities under the Credit Facility Agreement, or be deposited in the deposit account that Party B opens with Party A in full amount. Such payment shall be deemed specialized and owned by Party A as of the date when it is deposited in the deposit account and be used for security for the debts of Party B (or credit applicant) under the Credit Facility Agreement. Party B shall not have any objection thereto and shall go through related formalities as required by Party A.

When the payment that Party B receives for assignment of the collaterals is deposited in the designated account of Party A in full amount, Party A may assist Party B in going through the collateral deregistration formalities and return the ownership certificates of the collaterals to Party B.

9.2    Without the written consent of Party A, Party B shall not transfer, lease, remortgage, or otherwise dispose by inappropriate means the collaterals hereunder.

9.3    In the case that the Mortgagor provides real estate mortgage for all debts that Party B (or credit applicant) owes to Party A, if Party B learns that such collaterals have been included in relocation and acquisition plans of the government, it shall immediately notify Party A.

9.3.1    If the demolition party compensates the Mortgagor by means of property swap, Party B shall mortgage to Party A the real estate obtained from the demolition party by property swap.

9.3.2    If the demolition party compensates Party B by payment of relocation compensation, Party A has the right to request Party B to open an account at the institute designated by Party A and deposit the compensation in the account in full amount as the security deposit to provide security for the debts of Party B (or credit applicant) under the Credit Facility Agreement;

9.3.3    If the demolition party compensates Party B by combining the aforesaid two methods or other methods, Party A may request Party B to provide security for the debts of Party B (or credit applicant) under the Credit Facility Agreement by combination of the aforesaid two methods or other methods that Party A deems appropriate according to the forms of compensations.

9.3.4    If the demolition party has not made the compensation or the demolition party has made the compensation but Party B has not complete the mortgage formalities as required by Party A, Party B shall provide other full security recognized by Party A.

9.3.5    Party A also may, as the case may be, request Party B to provide new security with other properties.

10.    Costs and Expenses

10.1    Evaluation, notarization (except enforced notarization), or other matters regarding entrusting third parties to supply services in relation to this Contract shall be handled at the cost of the entrusting party. If the aforesaid services are jointly entrusted by the Parties, each shall be responsible for 50% of the costs.

10.2    Where applicable state policies and regulatory documents provide for that the mortgagee shall be responsible for the mortgage registration fee, the Mortgagee shall pay the mortgage registration fee hereunder, unless otherwise stipulated in the applicable regulatory documents or that the Mortgagor must pay the mortgage registration fee because of the competent authority.

11.    Alteration and rescission of the Contract

When this Contract becomes effective, either Party, without the consent of the other Party, shall not change or rescind this Contract. When change or rescission of this Contract is required, the Parties shall reach a written agreement upon consensus after negotiation. This provision hereof shall remain in effect before the aforesaid agreement is reached.

12.    Assumption of Obligations in Case of Separation or Merger (M&A) of Party B

During the term of this Contract, in case of separation or merger (M&A) of Party B, the organization established after such change shall assume or respectively assume the obligations hereunder. When Party B is announced dissolved or bankrupt, Party A has the right to disposal of the mortgaged properties in advance.

13. Under any of the following circumstances, Party A may dispose the collaterals according to law:

13.1    Party B (or credit applicant) has one of the default events as stipulated in the Credit Facility Agreement or the default event stipulated in certain specific contract under the Credit Facility Agreement;

13.2    Party B or other mortgagor/pledger/guarantor has one of the default events stipulated in the Credit Facility Agreement, or Party B fails to fulfill its obligations stipulated herein;

13.3    Party B, in case of natural person, is deceased but has no successor or devisee;

13.4    If Party B is a natural person, its successor or devisee waives his/her succession or devise and refuses to fulfill the obligation of repayment of the principal and interest of the credit facilities;

13.5    Party B, in case of a legal person or other organization, is closed down, has its business license revoked or cancelled, or files for bankruptcy or dissolution or is declared bankrupt or dissolved;

13.6    Other causes sufficient to jeopardize realization of creditor’s right under the Credit Facility Agreement.

14.    Liabilities for Breach of Contract

14.1    If Party B violates Article 6 hereof and is negligent in repair and management of the collaterals, which result in depreciation of the collaterals, or the act of Party B directly jeopardizes the collaterals and results in depreciation of the collaterals, Party A shall request Party B to restore the value of the collaterals or provide other properties acceptable by Party A as the security. If Party B refuses to restore the value of the collaterals or provide additional security, Party A has the right to early disposal of the collaterals according to law.

14.2    If Party B violates Article 9 hereof and disposes the mortgaged properties without consent, such disposal shall be invalid; Party A has the right to request Party B to immediately cease the injurious act to the mortgage of Party A, restore the collaterals, and, as the case may be, request Party B to provide other properties acceptable to Party A as the security or early dispose the collaterals according to law.

14.3    Party B undertakes that, mortgage will be created and realized without any legal or factual obstacles. If any economic loss is caused to Party A because Party B conceals that the collaterals are jointly owned, under dispute, seized, detained, have been or will be included in acquisition or relocation, is leased out, or mortgage is created on the collaterals, or legal priority is placed on the collaterals (including but not limited to priority to construction payment), or that Party B has no title to or disposal right to the collaterals, Party B shall provide new securities as required by Party A.

14.4    In case of any of the aforesaid default events, if Party B fails to provide new security as required by Party A, Party B shall pay the liquidate damage at     /    % of the credit line under the Credit Facility Agreement. If economic loss is caused to Party A thereby, Party B shall compensate Party A for all economic losses.

15.    Collection of Fruits

If the collaterals are seized or detained by the people’s court according to law because Party B (or credit applicant) fails to timely pay up the loan, advance money, and principals and interests of other credit facilities owing to Party A and all the other related costs and expenses and Party B thereby claims its mortgage against Party B, from the date of seizure or detainment, Party A has the right to collect natural fruits from the collaterals and the legal fruits to which Party B is entitled.

16.    Realization of Mortgage

16.1    Under any or more circumstances provided in Article 13 or Article 14 hereof, Party A may realize its mortgage by one of the following means:

16.1.1    Party A and Party B reach an agreement to directly convert the collaterals into monetary value or auction or sell off the collaterals; if the Parties fail to reach an agreement within fifteen (15) days of occurrence of any or more of the circumstances provided in Article 13 or Article 14 hereof, Party A has the right to directly apply to the people’s court for auction or sell-off of the collaterals;

16.1.2    The collaterals shall be disposed according to legal procedures by the method of dispute resolution as agreed in the Credit Facility Agreement;

16.1.3    After Party A and Party B have this Contract notarized for enforcement potency, Party A may directly apply to the people’s court with jurisdiction for enforcement.

16.2    Party A has the priority of compensation to the payment for the collaterals disposed by the aforesaid methods. The payment exceeding the loans, advance moneys, principals and interests of other credit facilities, and related costs and expenses of Party B (or credit applicant) under the Credit Facility Agreement shall be possessed by Party B. Where the payment is less than the aforesaid loans, advance moneys, principals and interests of other debts, and related costs and expenses, Party A shall otherwise recourse the deficient portion.

17.    Demise of Mortgage

At expiry of the term of credit extension, the mortgage will automatically become extinct when principals and interests of all credit facilities that Party B (or credit applicant) is indebted to Party A under the Credit Facility Agreement are repaid in full amount on time. Title certificates or documentary evidence of Party B’s properties and property insurance policies kept by Party A shall be returned to Party B. Party A, upon the request of Party B, may assist Party B in going through collateral deregistration formalities.

18.    Miscellaneous

18.1    Non-waiver. During the term of this Contract, Party A’s any leniency or grace to any default or delay of Party B (or credit applicant) or deferment in exercising the interests or rights to which Party B is entitled under the Credit Facility Agreement shall neither damage, affect, or restrict all interests and rights to which Party A is entitled as the creditor according to applicable laws and regulations and this Contract, nor be deemed Party A’s waiver of the right to actions against breach of contract now or in the future.

18.2    Notices.

18.2.1    Notices, requirements, or other documents of Party A and Party B relating to this Contract shall be given in writing (including but not limited to mails, facsimile, e-mail, e-banking of Party A, SMS, or WeChat).

Address of Party A: Building D, Global Trade Center, No. 36, North 3rd Ring Road East, Dongcheng District, Beijing

Official Email: synthesis@cmbchina.com Fax: 59575087

Mobile number of the contact person: 17600355610 WeChat ID:         /

Address of Party B: SOHU.com Media Plaza, Block 3, No. 2 Kexueyuan South Road, Haidian District, Beijing

Email: puhuang@sohu-inc.com Fax: 66412828

Mobile number of the contact person: 13811220840 WeChat ID:         /

(If Party B is an entity, official e-mail/WeChat ID shall be given; if Party B is an individual, personal e-mail/WeChat ID shall be given.)

18.2.2    If the notice is given by hands (including but not limited to service by lawyers/notaries or by courier), the notice shall be deemed served upon signing for by the recipient (if the notice is rejected by the recipient, it shall be deemed served on the earlier of the date of rejection/return or seven (7) days of sending); if the notice is given by postal mail, the notice shall be deemed served seven (7) days of sending; if the notice is given by facsimile, e-mail, e-banking notice of Party A, SMS, or WeChat, it shall be deemed served on the date of successful sending as displayed on the system of the sender.

If Party A notifies Party B of assignment of creditor’s right or collection of debts by means of announcement on public media, such notice shall be deemed served on the date of announcement.

Where either Party changes its address, e-mail, facsimile number, mobile number, or WeChat ID, it shall notify the other Party of such change within five (5) working days of the change. Otherwise, the other Party has the right to send notices to the original address or according to the original contact means. If the notice is not successfully served due to change of contact address, the notice shall be deemed served on the date of return or seven (7) days of sending (whichever is earlier). The Party changing its contact information shall be responsible for any possible loss incurred therefrom and the legal effect of service shall not be affected.

18.2.3    The aforesaid address, e-mail, facsimile, mobile number, and WeChat ID shall also be the address for service of notarial and judicial documents (including but not limited to pleading/application for arbitration, evidence, subpoena, notice of responding to action, notice to produce evidence, notice of court session, notice of hearing, written judgment/award, ruling, mediation agreement, notice of performance within prescribed time, and other legal documents for the hearing and execution stages). Such documents shall be effectively served when the ruling court or notary organization sends them to the aforesaid address in writing as agreed in this Contract (Refer to foregoing Article 18.2.2 for the specific standards of service).

18.3    Terms used herein, unless otherwise specified, shall have the same meaning as defined in the Credit Facility Agreement.

18.4    Party B acknowledges that, operations of the specific businesses that Party A handles for Party B (or credit applicant) and operations of Party A relating to this Contract shall be handled at any outlet of Party B and the outlet shall generate, issue, or provide related letters. Business operation handled and letters issued by outlets of Party A shall be deemed acts of Party A and shall be binding on the Parties.

18.5    If the credit facilities are not granted in Renminbi, Party A has the right to directly purchase foreign exchange with the amount recovered as agreed herein according to the exchange rate published by Party A at the time of pay-off to repay the credit facilities. The amount of non-Renminbi debts under the master contract shall be subject to conversion at the exchange rate (buying price) published by Party A at the time of pay-off.

18.6    Main Creditor’s Rights and Real Estate Mortgage Contract ( real estate registration )entered into by and between the Mortgagor and the Mortgagee shall be used for mortgage registration formalities only. The agreements of the Parties on specific rights and obligations and relating to the master contract and collaterals shall be subject to this Contract. Especially, the Mortgagor shall provide security to the extent of mortgage with the entire value of the collaterals. Upon the requirements of the mortgage registration authority, ☐ amount and currency of maximum-amount creditor’s right and ☐ amount of secured maximum-amount creditor’s right (please mark the corresponding checkbox of the contents in the standard form contract required by the mortgage registration authority) completed at the time of registration shall be provisionally subject to the ☒ 1.4 times of the credit line / ☐ assessed value of the collaterals at creation of mortgage (either-or), namely, RMB nine hundred and eighty million yuan only. The specific amount shall be tat of all payment received when the mortgage is realized.

18.7        /

19.    Assignment of Creditor’s Right and Mortgage

19.1    Whether the creditor’s right of the maximum-amount mortgage is ascertained, if Party A assigns all of the creditor’s right under the Credit Facility Agreement to a third party, the maximum-amount mortgage shall also be assigned to the assignee.

19.2    When the creditor’s right of the mortgage hereunder is ascertained, if Party A assigns partial creditor’s right, the mortgage shall be partially assigned together, and Party A and the assignee of the creditor’s right assigned shall share the mortgage of the collaterals according to the proportion of unassigned and assigned creditor’s right. Before the creditor’s right of the mortgage hereunder is ascertained, if Party A assigns partial creditor’s right, the mortgage shall be partially assigned and maximum amount of Party A’s principal creditor’s right secured by the original maximum-amount mortgage shall be reduced correspondingly (namely maximum amount of Party A’s principal creditor’s right secured by the original maximum-amount mortgage less the amount of the assigned creditor’s right). When the principal creditor’s right not assigned by Party A is ascertained, Party A shall share the mortgage on collaterals with the assignee according to the proportion of the amounts of unassigned creditor’s right and assigned creditor’s right.

20.    Governing Law and Dispute Resolution

20.1    Conclusion and interpretation of this Contract and dispute resolution shall be governed by laws of the People’s Republic of China (excluding laws of Hong Kong SAR, Macao SAR, and Taiwan).

20.2    Party A and Party B agree that, disputes arising during performance of this Contract by the Parties shall be settled by the dispute resolution methods as agreed in the Credit Facility Agreement.

21.    Effectiveness of the Mortgage Contract

This Contract shall become effective upon signature/name seal of the legal representatives/main persons in charge of Party A and Party B or their authorized agents and affixation of official seals / special seals for contract of the Parties (If Party B is a natural person, this Contract shall become effective upon signature of Party B and signature / affixation of the name seals of the legal representative / main person in charge of Party A or his/her authorized agent, affixed with the official seal/special seal for contract of Party B), and shall expire upon expiry of the term of mortgage or repayment of principals and interests of credit facilities that Part B (or credit applicant) owes to Party A under the Credit Facility Agreement and all related costs and expenses in full amount (whichever is later).

22.    Supplemental Provisions

This Agreement is made in two copies, with Each Party holding one copy. Each copy shall have equal legal effect.

Special Instruction:

All provisions herein are subject to full consultation of the Parties. The Bank has called to the special attention of other parties concerned provisions relating to exemption or limitation of the liabilities of the Bank, some rights unilaterally possessed by the Bank, addition of liabilities of other parties concerned, or limitation of the rights of other parties concerned and comprehensive and accurate understanding of these provisions. The Bank, upon the requirements of other parties concerned, has made an explanation of the aforesaid provisions. Parties hereto have consistent understanding of provisions of this Contract.

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Party A: Beijing North Third Ring Road Branch of China Merchants Bank Co., Ltd. (Seal)

Person in charge or authorized agent (signature or name seal):

If the Mortgagor is a legal person or other organization:

Party B: Beijing Sohu New Media Information Technology Co., Ltd. (Seal)

Legal representative / person in charge or authorized agent (signature or name seal):

If the Mortgagor is a natural person:

Party B (signature):

Signed on: April 11, 2018